UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 24, 2013

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	001-35746	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 24, 2013, Bryn Mawr Bank Corporation (the “Company”) amended the Rights Agreement, dated November 13, 2012, between the Company and Computershare Shareowner Services LLC as Rights Agent (the “Rights Agreement”) to cause the termination of the Rights Agreement, effective December 24, 2013. The amendment accelerates the termination date of the Rights Agreement from November 16, 2015 to December 24, 2013. The Company is unaware of any current or proposed transaction which would cause the Rights to become exercisable under the Rights Agreement. For a description of the terms and conditions of the Rights Agreement and the related amendment, please refer to the Company’s Form 8-A filed with the Securities and Exchange Commission on November 21, 2012, as amended by Amendment No. 1 filed on December 26, 2013, the text of which is incorporated by reference herein. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 1.02.

Item 3.03. Material Modification to Rights of Security Holders.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 7.01. Regulation FD Disclosure.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

4.1	Amendment No. 1 to Rights Agreement, dated as of December 24, 2013, between Bryn Mawr Bank Corporation and Computershare Inc. (successor by merger to Computershare Shareowner Services LLC), as Rights Agent, filed as an exhibit to the Company’s Registration Statement on Form 8-A/A on December 26, 2013 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Frederick C. Peters, II
Frederick C. Peters, II
President and CEO

Date: December 24, 2013

EXHIBITS INDEX

Exhibit Number	Description

4.1	Amendment No. 1 to Rights Agreement, dated as of December 24, 2013, between Bryn Mawr Bank Corporation and Computershare Inc. (successor by merger to Computershare Shareowner Services LLC), as Rights Agent, filed as an exhibit to the Company’s Registration Statement on Form 8-A/A on December 26, 2013 and incorporated herein by reference.